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                                                                EXHIBIT 99.14(S)

                                  SUBSCRIPTION

                              CLASS T SHARES FUNDS

August 28, 2003

To:            The Board of Trustees of the SSgA Funds
               909 A Street
               Tacoma, WA  98402

Gentlemen:

The undersigned hereby subscribes to 100 shares each of the SSgA Prime Money Market Fund Class T Shares and SSgA US Treasury Money Market Class T Shares, having a par value of $0.001 per share, at a price of $1.00 per share.

In consideration for your acceptance of the foregoing subscription, we hereby deliver to you $200.00 in full and complete payment.

                                             FRANK RUSSELL INVESTMENT
                                              MANAGEMENT COMPANY


                                             By: /s/ J. David Griswold
                                                 -------------------------------
                                                 J. David Griswold
                                                 Associate General Counsel and
                                                  Assistant Secretary


ACKNOWLEDGED AND ACCEPTED

SSgA Funds


By:
   -------------------------------------
   Lynn L. Anderson
   President


Cc:  Mark E. Swanson, Treasurer

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August 28, 2003


SSgA Funds
909 A Street
Tacoma, WA  98402

Ladies and Gentlemen:

In connection with your sale to us on August 28, 2003, of 100 shares of each of the Class T Shares of the SSgA Prime Money Market Fund and the SSgA US Treasury Money Market Fund (the "Shares"), we understand that: (i) the Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act");
(ii) your sale of the Shares to us is made in reliance on such sale being exempt under Section 4(2) of the 1933 Act as not involving any public offering; and
(iii) in part, your reliance on such exemption is predicated on our representation, which we hereby confirm, that we are acquiring the Shares for investment for our own account as the sole beneficial owner thereof, and not with a view to or in connection with any resale or distribution of the Shares or of any interest therein. We hereby agree that we will not sell, assign or transfer the Shares or any interest therein except and until the Shares have been registered under the 1933 Act or you have received an opinion of your counsel indicating to your satisfaction that said sale, assignment or transfer will not violate the provisions of the 1933 Act or any rules or regulations promulgated thereunder.

This letter is intended to take effect as an instrument under sale, shall be construed under the laws of the State of Massachusetts, and is delivered as of the date above written.

                                             FRANK RUSSELL INVESTMENT
                                              MANAGEMENT COMPANY


                                             By:/s/ J. David Griswold
                                                J. David Griswold
                                                   Associate General Counsel and
                                                    Assistant Secretary

Cc:  Mark E. Swanson, Treasurer